Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2026 with respect to the consolidated financial statements of IP Strategy Holdings, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAS P.C.

San Francisco, CA
October 23, 2026